UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2026
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Owens Corning
(Exact name of registrant as specified in its charter)
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DE	1-33100	43-2109021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway
Toledo,	Ohio	43659
(Address of principal executive offices)		(Zip Code)
419-248-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.	Other Events.
As previously disclosed, on February 13, 2025, Owens Corning (the "Company") entered into a definitive agreement (the "Agreement") with Triumph Composites Private Limited (formerly known as Triumph Non-Ionics Pvt Ltd.) and 3B Lux S.à r.l. (together, the "Purchasers"), together with affiliated guarantors, providing for the sale of substantially all of the Company’s global glass reinforcements business (the "Transaction"). The Purchasers are affiliates of the Praana Group. The Agreement was amended on April 14, 2026 to, among other things, revise the enterprise value of the business from $755 million to $645 million. The Company closed the Transaction pursuant to the Agreement, as amended, on April 30, 2026, and expects net after‑tax cash proceeds of approximately $280 million, after customary and transaction‑specific adjustments. The Company intends to use the net proceeds in accordance with its capital allocation strategy, including funding organic growth initiatives and returning cash to shareholders.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by words such as “expect,” “intend,” and variations of negatives of such terms or variations thereof. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements concerning the Company's intended use of net proceeds from the Transaction. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties, assumptions and other factors, many of which are beyond the control of Owens Corning, that could cause actual results to differ materially from the results projected in such forward-looking statements. These risks, uncertainties and other factors include, without limitation: levels of residential and non-residential construction activity; demand for our products; industry and economic conditions including, but not limited to, supply chain disruptions, recessionary conditions, inflationary pressures, and interest rate and financial markets volatility; additional changes to tariff, trade or investment policies or laws by the United States, or similar actions, including reciprocal actions, by foreign governments; availability and cost of energy and raw materials; competitive and pricing factors; relationships with key customers and customer concentration in certain areas; our ability to achieve expected synergies, cost reductions and/or productivity improvements; issues related to acquisitions, divestitures and joint ventures or expansions; climate change, weather conditions and storm activity; legislation and related regulations or interpretations in the United States or elsewhere; domestic and international economic and political conditions, policies or other governmental actions, as well as war and civil disturbance; uninsured losses or major manufacturing disruptions, including those from natural disasters, catastrophes, pandemics, theft or sabotage; environmental, product-related or other legal and regulatory liabilities, proceedings or actions; research and development activities and intellectual property protection; issues involving implementation and protection of information technology systems; foreign exchange and commodity price fluctuations; our level of indebtedness; our liquidity and the availability and cost of credit; the level of fixed costs required to run our business; levels of goodwill or other indefinite-lived intangible assets; loss of key employees and labor disputes or shortages; defined benefit plan funding obligations; and factors detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

May 1, 2026	By:	/s/ Todd W. Fister
Todd W. Fister
Executive Vice President and Chief Financial Officer